Before the
FEDERAL COMMUNICATIONS COMMISSION

IM TELECOM, LLC – APPLICATION FOR REVIEW

John J. Heitmann
Joshua Guyan
Michael Nemcik
Nelson Mullins Riley & Scarborough LLP
901 15th Street, NW
Suite 1200
Washington, D.C., 20005
Telephone: (202) 689-2945
john.heitmann@nelsonmullins.com

Counsel for IM Telecom, LLC

Dated: August 25, 2026

SUMMARY

IM Telecom, LLC (IM Telecom or Company) respectfully requests that the Federal Communications Commission cancel the Wireline Competition Bureau's (Bureau's) July 27, 2026 Letter (Letter) terminating IM Telecom's access to the National Lifeline Accountability Database (NLAD).[1] The Letter is based on inaccurate factual allegations, and the Bureau's action denies IM Telecom due process and exceeds the Bureau's delegated authority.

The Letter purports to terminate IM Telecom's access to the NLAD based on "apparent material violations" of IM Telecom's compliance plan, the Lifeline program rules, and the terms and conditions of IM Telecom's user agreement with USAC, and alleges that IM Telecom (1) failed to obtain consent from subscribers before enrolling or transferring them in NLAD, (2) failed to track subscriber usage and de-enroll subscribers without usage, (3) transferred control of IM Telecom to Excess Telecom, Inc. (Excess Telecom) without an approved amendment to IM Telecom's compliance plan, and (4) misappropriated subscriber personally identifiable information (PII) and misused USAC's systems to improperly enroll subscribers. The factual allegations in the Letter are erroneous, and the Bureau's actions denied IM Telecom due process and exceeded the Bureau's delegated authority.

First, IM Telecom's enrollment flow collects the consents required by the Commission's Lifeline rules, as the Company has demonstrated to Bureau staff and explained in response to Enforcement Bureau letters of inquiry (LOIs). Second, IM Telecom complies fully with the Lifeline non-usage rule. Its Lifeline Advantage Plan provides an additional 2 GB of data each month for a monthly charge of $1. Subscribers may make these payments with funds they have

---

[1] Letter from Joseph S. Calascione, Chief, Wireline Competition Bureau, to David Avila, CEO, IM Telecom LLC, *et al.* (July 27, 2026) (Letter), attached as Exhibit 1. This Application is timely filed within 30 days of the Letter's issuance. *See* 47 C.F.R. §§ 1.115(d), 1.4(b).

deposited in an eWallet, which is fully controlled by and refundable to the subscriber. Subscribers electing this option receive a monthly text message invoice notification and may opt out of making the eWallet payment by replying. The Lifeline Advantage Plan thus requires the Company to assess and collect a monthly fee and is not subject to the non-usage rule as the Bureau claims. This is confirmed by questions and proposed rule changes in the Commission's February 2026 Lifeline NPRM.

Third, IM Telecom has not improperly transferred control of the Company to Excess Telecom. Excess Telecom's interest in IM Telecom never exceeded 49% and therefore never reached a level of majority control, and the Company's Operating Agreement confirms control by 51% majority owner KonaTel, Inc. (KonaTel). Fourth, IM Telecom only collects customer PII for Lifeline enrollment and has never knowingly enrolled Lifeline subscribers whose application information was submitted to the National Verifier by scripts or bots or by individuals using subscriber lists.

Moreover, the Letter's allegations of "apparent violations" failed to provide IM Telecom with due process. Specifically, the Letter did not provide sufficient notice of the basis for the alleged violations because, for each allegation, it failed to assert and prove relevant facts, and it failed to provide IM Telecom with an opportunity to review and respond to the Bureau's allegations. The Letter also exceeded the Bureau's authority because the Commission has never delegated authority to the Bureau to terminate an eligible telecommunications carrier's (ETC's) access to USAC systems on a quasi-adjudicatory basis as the Letter purports to do.

Based on the foregoing, IM Telecom requests that the Commission cancel the Bureau's Letter and restore the Company's access to the NLAD, including through the use of APIs.

Table of Contents

IM TELECOM, LLC – APPLICATION FOR REVIEW

IM Telecom, LLC (IM Telecom or Company) respectfully requests that the Federal Communications Commission (Commission or FCC) cancel the Wireline Competition Bureau's (Bureau's) July 27, 2026 Letter (Letter) terminating IM Telecom's access to the National Lifeline Accountability Database (NLAD).[1] The Letter is based on inaccurate factual allegations, and the Bureau's action denies IM Telecom due process and exceeds the Bureau's delegated authority.

The Letter purports to terminate IM Telecom's access to the NLAD based on "apparent material violations" of IM Telecom's compliance plan, the Lifeline program rules, and the terms and conditions of IM Telecom's user agreement with USAC, and alleges that IM Telecom (1) failed to obtain consent from subscribers before enrolling or transferring them in NLAD, (2) failed to track subscriber usage and de-enroll subscribers without usage, (3) transferred control of IM Telecom to Excess Telecom, Inc. (Excess Telecom) without an approved amendment to IM Telecom's compliance plan, and (4) misappropriated subscriber personally identifiable information (PII) and misused USAC's systems to improperly enroll subscribers.

First, IM Telecom's enrollment process collects the consents required by the Commission's Lifeline rules, including consents needed before enrolling or transferring subscribers, as the Company has demonstrated to Bureau staff and explained in response to Enforcement Bureau (EB) letters of inquiry (LOIs). Second, IM Telecom complies fully with the Lifeline non-usage rule. Its Lifeline Advantage Plan provides an additional 2 GB of data each month for a monthly charge of $1. Subscribers may make these payments with funds they

---

[1] Letter from Joseph S. Calascione, Chief, Wireline Competition Bureau, to David Avila, CEO, IM Telecom LLC, *et al.* (July 27, 2026) (Letter), attached as Exhibit 1. This Application is timely filed within 30 days of the Letter's issuance. *See* 47 C.F.R. §§ 1.115(d), 1.4(b).

have deposited in an eWallet, which is fully controlled by and refundable to the subscriber. Subscribers electing this option receive a monthly text message invoice notification and may opt out of making the eWallet payment by replying. The Lifeline Advantage Plan thus requires the Company to assess and collect a monthly fee and is not subject to the non-usage rule as the Bureau claims. This is confirmed by questions and proposed rule changes in the Commission's February 2026 Lifeline NPRM.[2] Additionally, IM Telecom's subscribers on the Lifeline Advantage Plan meet the Lifeline usage requirements because usage is established by a subscriber purchasing minutes or data from an eligible telecommunications carrier (ETC) to add to the subscriber's plan, and IM Telecom's Lifeline Advantage Plan allows subscribers to do just that each month.

Third, IM Telecom has not improperly transferred control of the Company to Excess Telecom. Excess Telecom's interest in IM Telecom never exceeded 49% and therefore never reached a level of majority control, and the Company's Operating Agreement confirms control by 51% majority owner KonaTel, Inc. (KonaTel). Fourth, IM Telecom only collects customer PII for purposes of Lifeline enrollment and it collects this PII directly from consumers. The Company has also never knowingly enrolled Lifeline subscribers whose application information was submitted to the National Verifier by scripts or bots or by individuals using subscriber lists.

Moreover, the Letter's allegations of "apparent violations" failed to provide IM Telecom with due process. Specifically, the Letter did not provide sufficient notice of the basis for the alleged violations because, for each allegation, it failed to assert and prove relevant facts. This includes failing to show how (1) IM Telecom failed to obtain the relevant consents from

---

[2] *Lifeline and Link Up Reform and Modernization* et al., WC Docket No. 11-42 et al., Notice of Proposed Rulemaking, FCC 26-8 (2026) (2026 Lifeline NPRM).

subscribers, and failing to identify specific subscribers with inadequate consents; (2) IM Telecom's Lifeline Advantage Plan was both subject to and non-compliant with the non-usage rule; (3) a transfer of control of IM Telecom occurred; and (4) IM Telecom misappropriated PII or improperly enrolled subscribers, including failing to identify which PII was misappropriated and why certain enrollments were suspicious. The Bureau also failed to provide IM Telecom with due process by revoking the Company's access to the NLAD without an opportunity to review and respond to the Bureau's allegations.

Finally, the Letter exceeded the Bureau's authority because the Commission has never delegated authority to the Bureau to terminate an ETC's access to USAC systems on a quasi-adjudicatory basis as the Letter purports to do.

Based on the foregoing, IM Telecom requests that the Commission cancel the Bureau's Letter and restore the Company's access to the NLAD, including through the use of APIs.

I. FACTUAL BACKGROUND AND QUESTIONS PRESENTED

A. Procedural History

On March 13, 2024, IM Telecom submitted an application for Bureau approval of an amendment to its Compliance Plan to allow Excess Telecom to purchase a 100% controlling interest in the Company.[3] Agreements between IM Telecom's owner, KonaTel, and Excess Telecom provided for Excess Telecom to acquire a 49% non-controlling interest in IM Telecom, act as a marketing agent for IM Telecom's Lifeline service, and provide certain management services to IM Telecom. Excess Telecom would acquire the remaining ownership, and control, of the Company upon Commission approval.

---

[3] Letter from Lance J.M. Steinhart, Counsel to IM Telecom, to Marlene H. Dortch, Secretary, FCC, WC Docket Nos. 09-197, 11-42 (Mar. 13, 2024), *transmitting* Second Amended Compliance Plan of IM Telecom, https://www.fcc.gov/ecfs/document/103132211916299/1.

On April 4, 2025, Excess Telecom submitted a letter to the Commission elaborating on its bona fides to acquire IM Telecom and participate in the Lifeline program, including, *inter alia*, the lessons it learned from early compliance challenges in the Affordable Connectivity Program and its proactive efforts to address them, particularly compared to other providers that continue to participate in Lifeline today.[4] On the same day, IM Telecom filed a further revised proposed compliance plan including additional compliance measures.[5]

When these steps failed to yield action, Excess Telecom abandoned its effort to acquire majority ownership or control of IM Telecom. On May 6, 2025, IM Telecom withdrew the proposed amendments to its Compliance Plan related to the acquisition.[6] IM Telecom's owners, KonaTel and Excess Telecom, revised their agreements to recognize that the second step of the transaction would not occur (i.e., that Excess Telecom would not acquire majority ownership or control of IM Telecom) and to provide a working framework to move forward with KonaTel as the majority, controlling owner and Excess Telecom as a minority owner and marketing partner. IM Telecom hired independent management, headed by industry veteran David Avila, to run the Company. In September 2025, IM Telecom met with Bureau staff to describe the Company's plans to move forward.[7] The Bureau provided no feedback in response.

---

[4] Letter from L. Charles Keller, Counsel to Excess Telecom, to Marlene H. Dortch, Secretary, FCC, WC Docket Nos. 09-197, 11-42 (filed Apr. 4, 2025), https://www.fcc.gov/ecfs/document/1040550376598/1.

[5] Letter from John Heitmann, Counsel to IM Telecom, to Marlene H. Dortch, Secretary, FCC, WC Docket Nos. 09-197, 11-42 (Apr. 4, 2025), *transmitting* Third Amended Compliance Plan of IM Telecom, https://www.fcc.gov/ecfs/document/10404205523488/1.

[6] Letter from John Heitmann, Counsel to IM Telecom, to Marlene H. Dortch, Secretary, FCC, WC Docket Nos. 09-197, 11-42 (May 6, 2025), https://www.fcc.gov/ecfs/document/105060000324261/1.

[7] This meeting was not directed to the merits or outcome of any open proceeding and thus was not an ex parte communication under the Commission's rules. *See* 47 C.F.R. §1.1202(a)-(b).

On January 7, 2026, IM Telecom's minority owner Excess Telecom received a Letter of Inquiry from the Commission's EB,[8] to which it responded on February 6, 2026[9] and March 9, 2026.[10] On February 26, 2026, IM Telecom received a separate Letter of Inquiry from EB,[11] to which the Company responded on March 30, 2026[12] and April 27, 2026.[13] Each of these LOIs posed questions about IM Telecom's practices that relate to the allegations in the Letter, including IM Telecom's process for obtaining affirmative consent from subscribers before enrolling or transferring them in NLAD, the application of the non-usage rule to the Company's Lifeline Advantage Plan, and the transaction and arrangements between IM Telecom's owners related to control of the Company. IM Telecom's and Excess Telecom's responses to the LOIs comprehensively addressed all of these issues. Neither IM Telecom nor Excess Telecom has received any substantive contact from EB since they submitted their responses to the LOIs.

On May 18, 2026, the Bureau contacted IM Telecom with supplemental questions regarding Lifeline applications and enrollments and the collection of subscriber PII which the

[8] *Letter of Inquiry Issued to Excess Telecom, Inc.*, FCC File No: EB-FD-25-00038178, Letter of Inquiry (Jan. 7, 2026) (Excess Telecom LOI).

[9] Response to Letter of Inquiry Issued to Excess Telecom, Inc., FCC File No: EB-FD-25-00038178, LOI Response (Feb. 6, 2026) (Excess Telecom LOI Response).

[10] Supplemental Response to Letter of Inquiry Issued to Excess Telecom, Inc., FCC File No: EB-FD-25-00038178, LOI Response (Mar. 9, 2026) (Excess Telecom Supplemental LOI Response).

[11] *Letter of Inquiry Issued to IM Telecom LLC*, FCC File No: EB-FD-24-000370661, Letter of Inquiry (Feb. 26, 2026) (IM Telecom LOI).

[12] Response to Letter of Inquiry Issued to IM Telecom LLC, FCC File No: EB-FD-24-000370661, LOI Response (Mar. 30, 2026) (IM Telecom LOI Response).

[13] Supplemental Response to Letter of Inquiry Issued to IM Telecom LLC, FCC File No: EB-FD-24-000370661, LOI Response (Apr. 27, 2026) (IM Telecom Supplemental LOI Response).

Bureau characterized as "suspicious."[14] IM Telecom provided answers to the Bureau's questions on June 1, 2026.[15] Then, on June 2, 2026, the Bureau sent IM Telecom a second email providing further information regarding the conduct it raised in its May 18, 2026 Email and asking that the Company provide supplemental responses to two PII-related questions.[16] IM Telecom responded to the Bureau's second email and provided responses to the two supplemental questions on June 3, 2026.[17]

On July 27, 2026, the Bureau issued its Letter to IM Telecom informing the Company that it was terminating its access to the NLAD based on "apparent material violations" of rules and policies that IM Telecom has addressed comprehensively without ever receiving any response from the Bureau, EB, or the Universal Service Administrative Company (USAC). The Company now seeks review of the Bureau's Letter, pursuant to section 1.115 of the Commission's rules,[18] because it is based on inaccurate factual premises, violates due process, and exceeds the Bureau's delegated authority.

B. Questions Presented for Review and Factors Warranting Commission Consideration

The questions presented for review, as required by section 1.115(b)(1),[19] are:

---

[14] Email from Eric Wu, Deputy Division Chief, WCB-TAPD, to David Avila, Chief Executive Officer, IM Telecom et al. (May 18, 2026) (May 18, 2026 Email).

[15] Email from John Heitmann, Counsel to IM Telecom, to Eric Wu, Deputy Division Chief, WCB-TAPD, with attachment (June 1, 2026) (June 1, 2026 Email).

[16] Email from Eric Wu, Deputy Division Chief, WCB-TAPD, to David Avila, Chief Executive Officer, IM Telecom et al. (June 2, 2026) (June 2, 2026 Email).

[17] Email from John Heitmann, Counsel to IM Telecom, to Eric Wu, Deputy Division Chief, WCB-TAPD (June 3, 2026) (June 3, 2026 Email).

[18] 47 C.F.R. § 1.115.

[19] 47 C.F.R. § 1.115(b)(1).

1. Can the Bureau terminate IM Telecom's access to the NLAD when the Bureau failed to provide or rely on substantial evidence to demonstrate that IM Telecom had not properly obtained affirmative consents from its subscribers before enrolling or transferring them?
2. Can the Bureau terminate IM Telecom's access to the NLAD when the Bureau failed to provide or rely on substantial evidence to demonstrate that IM Telecom had violated the Lifeline non-usage rule, and when the non-usage rule did not apply to the IM Telecom Lifeline Advantage Plans purchased by some subscribers because these plans required IM Telecom to assess and collect a monthly fee?
3. Can the Bureau terminate IM Telecom's access to the NLAD when the Bureau failed to provide or rely on substantial evidence to demonstrate that IM Telecom had transferred corporate control to Excess Telecom without an amendment to its compliance plan?
4. Can the Bureau terminate IM Telecom's access to the NLAD when the Bureau failed to provide or rely on substantial evidence to demonstrate that IM Telecom had misappropriated subscriber PII and misused USAC systems to improperly enroll subscribers?
5. Did the Bureau satisfy due process requirements when it terminated IM Telecom's access to the NLAD without providing or relying on substantial evidence to demonstrate that IM Telecom had engaged in apparent violations and without providing IM Telecom with an opportunity to respond?

6. Did the Bureau have delegated authority to peremptorily terminate IM Telecom's access to the NLAD based on "apparently material violations" of IM Telecom's compliance plan, the Lifeline program rules, or the terms of USAC's user agreement?

Pursuant to section 1.115(b)(2), the following factors are present and warrant Commission consideration, as discussed further below:

1. The Letter is in conflict with statute, regulation, case precedent, and established Commission policy in that it inaccurately interprets Commission rules to conclude that IM Telecom's practices are improper, fails to provide due process that courts and the Commission have affirmed are required, and exceeds the Bureau's lawful delegated authority.[20]
2. There were erroneous findings as to important or material questions of fact.[21] The Letter inaccurately alleges that IM Telecom failed to obtain affirmative consents from its subscribers, misapplied the non-usage rule to plans that are not subject to the usage requirement, engaged in an improper transfer of control, misappropriated subscriber PII, and improperly enrolled subscribers.
3. There was prejudicial procedural error because the Letter's failure to meet due process requirements and action in excess of the Bureau's delegated authority in terminating IM Telecom's access to the NLAD have effectively prohibited the Company from participating in the Lifeline program.[22]

---

[20] 47 C.F.R. § 1.115(b)(2)(i).

[21] 47 C.F.R. § 1.115(b)(2)(iv).

[22] 47 C.F.R. § 1.115(b)(2)(v).

C. Change to Bureau Action and Relief Sought

Pursuant to sections 1.115(b)(3) and (4) of the Commission's rules,[23] IM Telecom asks that the Commission cancel the Bureau's Letter and restore the Company's access to the NLAD, including through the use of APIs.

II. THE BUREAU SHOULD NOT HAVE TERMINATED IM TELECOM'S ACCESS TO THE NLAD BECAUSE THE COMPANY PROPERLY OBTAINED AFFIRMATIVE CONSENTS FROM ITS SUBSCRIBERS BEFORE ENROLLING OR TRANSFERRING THEM

The Letter alleges that IM Telecom apparently failed to obtain affirmative consent from subscribers before enrolling or transferring them in the NLAD.[24] However, the Letter provides no other facts or substantive support for its allegation. While the Bureau cites to 47 C.F.R. § 54.404(b)(9), it does not explain how IM Telecom allegedly violated this rule with any specificity. Conversely, IM Telecom has repeatedly demonstrated that before enrolling or transferring subscribers in the Lifeline program, it has obtained consent for these actions from subscribers.

In response to the requests in the IM Telecom LOI, the Company provided the Commission with numerous examples of the applications and consents it had obtained from its subscribers in accordance with the Lifeline rules.[25] Moreover, in the June 1, 2026 Email to Bureau staff, counsel for IM Telecom again explained IM Telecom's enrollment flow and how all subscribers must complete IM Telecom's Lifeline application, which includes the consents required by the Commission's rules.[26] Counsel also provided some sample consents maintained

---

[23] 47 C.F.R. §§ 1.115(b)(3), (4).

[24] Letter, at 1.

[25] *See* IM Telecom LOI Response; IM Telecom Supplemental LOI Response.

[26] June 1, 2026 Email.

by IM Telecom for the Bureau to examine and stated that additional samples could be provided upon request.[27] An examination of IM Telecom's Lifeline application clearly shows that the application asks the subscriber to consent to both enrollments and transfers, and the examples provided to the Commission reflect that subscribers provided these consents. The Bureau had the ability to confirm this using the samples referenced above, and IM Telecom should not be penalized for the Bureau's failure to do so.

It is clear upon review of these IM Telecom Lifeline applications submitted by subscribers that the Company obtained the necessary enrollment and benefit transfer consents, among other required Lifeline consents, and therefore complied with the relevant Lifeline program rules. Therefore, the Letter's allegation that IM Telecom failed to obtain affirmative consent from subscribers before enrolling or transferring them is erroneous and the Letter must be cancelled.

III. THE BUREAU SHOULD NOT HAVE TERMINATED IM TELECOM'S ACCESS TO THE NLAD BECAUSE THE COMPANY'S LIFELINE ADVANTAGE PLAN REQUIRES MONTHLY BILLING AND COLLECTION AND IS NOT SUBJECT TO THE NON-USAGE RULE

The Letter alleges that IM Telecom apparently failed to track subscriber usage and to de-enroll subscribers who had not used their Lifeline program supported service.[28] Beyond citing to 47 C.F.R. § 54.405(e)(3), the Letter provides no additional supporting facts regarding which subscribers IM Telecom allegedly failed to track and de-enroll and why the Bureau believes the Lifeline non-usage rule and its requirements apply to these subscribers.

---

[27] *Id.*

[28] Letter, at 1-2.

IM Telecom offers its subscribers its Lifeline Advantage Plan, which provides an additional 2 GB of data each month for a monthly charge of $1.[29] To the extent the Bureau believes the Lifeline Advantage Plan is subject to the non-usage rules, this is factual and legal error. When enrolling in this plan, subscribers can deposit $12 or more in an eWallet, which is fully refundable to the subscriber at any time, which can be controlled by the subscriber, and which can be used to make the $1 monthly payment. Subscribers also receive a monthly text message as a monthly invoice notification that the monthly service fee will be paid from the subscriber's eWallet unless the subscriber indicates otherwise (i.e., opts-out).

Significantly, the $12 deposit belongs to the subscriber unless and until the monthly $1 assessment is collected each month. Only after the subscriber decides to allow payment from his or her deposit does IM Telecom collect $1 from the eWallet and does the $1 become IM Telecom revenue. Therefore, these eWallet deposits are not IM Telecom revenue until the monthly assessment and collection occurs. This refundable deposit is akin to having a credit card on file to make payments for services like Netflix, Spotify, etc., and it benefits low-income Lifeline-eligible households that are more likely not to have credit cards or bank accounts.[30] In both cases, a payment is made each month from a payment method designated and controlled by the consumer, so long as the customer decides not to cancel the service. In IM Telecom's case, the money ultimately belongs to the customer until the customer receives the monthly text

---

[29] The Lifeline Advantage Plan is explained in detail in the Excess Telecom LOI Response, at 26-27.

[30] *See National Lifeline Association 2026 Annual Subscriber Survey*, https://eqm2782zctq.exactdn.com/wp-content/uploads/2026/08/2026-NaLA-survey-deck_LONG.pdf, at 20 (last visited Aug. 25, 2026) (73% of respondents indicated that they do not have a credit card and 53% indicated that they do not currently have a checking or savings account). Low-income households tend to operate more with cash when they have it.

message notification and decides not to opt-out and the monthly assessment is then made and collected.

The current non-usage de-enrollment rule applies only to "a Lifeline service **that does not require the eligible telecommunications carrier to assess and collect a monthly fee from its subscribers**. . . ."[31] However, as explained above, IM Telecom's Lifeline Advantage Plan requires the Company to assess and collect a monthly fee, specifically $1 per month after notice has been provided to the subscriber. As such, IM Telecom's Lifeline Advantage Plan does not trigger the requirements of the non-usage rule and the Bureau erred by finding that IM Telecom had violated this rule.[32] This error provides additional grounds upon which the Letter must be cancelled.

Alternatively, even if the Bureau found that the Lifeline non-usage rule applied to IM Telecom's Lifeline Advantage Plan, IM Telecom's subscribers under this plan would meet the Lifeline usage requirements. Under Commission rule 54.407(c)(2)(ii), "usage" can be established by a subscriber purchasing minutes or data from the ETC to add to the subscriber's service plan.[33] As explained above, IM Telecom's Lifeline Advantage Plan allows the

---

[31] 47 C.F.R. § 54.405(e)(3) (emphasis added); *see also* 47 C.F.R. § 54.407(c).

[32] The Lifeline Advantage Plan also does not conflict with the Bureau's May 2024 Public Notice stating that a "one-time fee or a fee collected from the subscriber annually and decremented on a monthly basis does not satisfy the rule's requirement to 'assess and collect a monthly fee.'" *Wireline Competition Bureau Reminds Eligible Telecommunications Carriers of Lifeline Requirements*, WC Docket Nos. 09-197, 11-42, Public Notice, DA 24-489, at 2-3 (WCB 2024) (May 2024 Public Notice). IM Telecom's Lifeline Advantage Plan does not assess and collect an annual fee, but rather allows subscribers to deposit cash in a refundable eWallet, which customers can use to pay the monthly fee when it is assessed each month. The Bureau could have stated that the non-usage rule prohibits such practices in the May 2024 Public Notice, but it did not because the Public Notice is only a reminder of the requirements of the rule and the current rule does not prohibit such practices (which have been widely adopted).

[33] 47 C.F.R. § 54.407(c)(2)(ii).

subscriber to pay $1 per month to IM Telecom for additional data, and this can be done by using their eWallet, which the subscriber controls. Advantage Plan subscribers thus purchase data each month, which constitutes usage under section 54.407(c)(2)(ii).

The Commission's February 2026 Lifeline NPRM further confirms that IM Telecom's Lifeline Advantage Plan does not violate current Commission rules. The NPRM alleges that some Lifeline providers have "offered paid plans that appear structured to conceal the fact they lacked a regular billing relationship between ETC and subscriber and monthly assessment and collection" of a fee, such as through the payment of an upfront annual fee that is decremented monthly.[34] The NPRM recognizes the distinction between those plans, which it seems to indicate are prohibited, and "digital wallet" plans such as IM Telecom's Lifeline Advantage Plan, which it does not.[35] The NPRM then proposes to apply the non-usage rules to *all* Lifeline service plans in order to eliminate the need, which exists under the current rule, to distinguish between plans that are, and are not, subject to the non-usage rule.[36] Moreover, even to the extent the NPRM could be viewed as expressing a view that plans such as the Lifeline Advantage Plan should be subject to the non-usage requirements, an NPRM is a proposal, not a rule, and has no binding effect.

---

[34] 2026 Lifeline NPRM, para. 92. *See also, e.g.*, Petition for Limited Waiver of Smith Bagley, Inc., WC Docket No. 11-42, at 3 (filed Sept. 11, 2024), https://www.fcc.gov/ecfs/document/10911159142381/1; Assurance Wireless, *Frequently Asked Questions* (archived July 5, 2023), at Wayback Machine, https://web.archive.org/web/20230705103326/https://www.assurancewireless.com/help-center/faqs.

[35] 2026 Lifeline NPRM, para. 93 & n.231.

[36] *Id.*, para. 94.

The Letter thus had no basis to conclude that IM Telecom had "fail[ed] to track subscriber usage and de-enroll subscribers who have not used the Lifeline program supported service" in violation of any program rule.[37]

IV. THE BUREAU SHOULD NOT HAVE TERMINATED IM TELECOM'S ACCESS TO THE NLAD BECAUSE NO UNAPPROVED TRANSFER OF CONTROL OF IM TELECOM HAS OCCURRED

The Letter alleges that IM Telecom transferred corporate control of IM Telecom to Excess Telecom as part of a January 2024 sales agreement but without an approved amendment to its compliance plan.[38] However, no transfer of control of IM Telecom has occurred.

First, the Letter refers to the January 2024 sales agreement, but the Bureau is well aware that that agreement was substantially revised over a year ago, and the Letter offers no explanation why, even if the January 2024 agreement *had* affected a transfer of control—*which it did not* (as discussed below)—that defunct agreement would justify "immediate preventative measures" today to disable IM Telecom's access to the NLAD. Specifically, as discussed above, IM Telecom's longtime controlling owner, KonaTel, and minority owner, Excess Telecom, significantly revised the January 2024 sales agreement following the withdrawal of the request for the Bureau to approve it, and the companies' current agreements clearly reflect not only that Excess Telecom did not, but also will not, acquire a controlling interest in IM Telecom at this time. The Company provided these revised agreements to the Bureau in August 2025.

The Letter is also factually inaccurate, however, in suggesting that the January 2024 agreement affected a transfer of control. As demonstrated in the response to Request 7 in the

---

[37] Letter, at 1-2.

[38] Letter, at 2.

Excess Telecom LOI,[39] and IM Telecom's Second and Third Amended Compliance Plans,[40] both *de jure* and *de facto* control of IM Telecom has remained unchanged since IM Telecom's last approved compliance plan. Excess Telecom's ownership interest in IM Telecom never exceeded a 49% minority share. This fact was memorialized in a Membership Interest Purchase Agreement entered into between the two parties,[41] an Operating Agreement entered into between the parties,[42] and in the Second and Third Amended Compliance Plans.[43] The January 2024 Management Services Agreement (MSA) between IM Telecom and Excess Telecom also made clear that control of IM Telecom remained with IM Telecom and KonaTel. Under the MSA, Excess Telecom was appointed to support certain operational functions of IM Telecom, but was purposely excluded from having responsibility over the development of policies and procedures for program compliance; managing vendor contracts; providing data, billing, collection, cash, and bank account services; handling complaints; applying for applicable licenses, registration, and ETC designations; and the filing of tax returns.[44] These functions were specifically reserved for IM Telecom and its majority owner KonaTel. And, in any event, the MSA was substantially revised and then eventually revoked in September 2025.

In sum, there has been no transfer of control of IM Telecom; IM Telecom properly sought Bureau approval when it originally planned to transfer control; and the January 2024

---

[39] Excess Telecom LOI Response, at 9-10.

[40] IM Telecom LLC's Second Amended Compliance Plan, WC Docket Nos. 09-197 and 11-42 (filed Mar. 13, 2024) (Second Amended Compliance Plan); IM Telecom LLC's Third Amended Compliance Plan, WC Docket Nos. 09-197 and 11-42 (filed Apr. 4, 2025) (Third Amended Compliance Plan).

[41] Excess Telecom LOI Response, at 9-10.

[42] *Id.*

[43] *See* Second Amended Compliance Plan, at 19; Third Amended Compliance Plan, at 20.

[44] Excess Telecom LOI Response, at 10.

agreements referred to in the Letter are long revoked. Because there was no basis for the Bureau's action here, the Commission must now cancel the Letter.

V. THE BUREAU SHOULD NOT HAVE TERMINATED IM TELECOM'S ACCESS TO THE NLAD BECAUSE IM TELECOM PROPERLY OBTAINED SUBSCRIBER PII THROUGH THE LIFELINE APPLICATION PROCESS AND DID NOT MISUSE USAC SYSTEMS TO IMPROPERLY ENROLL SUBSCRIBERS

A. IM Telecom Did Not Misappropriate Subscriber PII

The Letter alleges that IM Telecom or its agents apparently misappropriated subscriber PII.[45] However, this allegation was refuted in the email responses sent by IM Telecom's counsel to the Bureau on June 1, 2026 and June 3, 2026. All subscriber PII that IM Telecom obtained and used to enroll subscribers was properly provided to the Company by Lifeline eligible subscribers through IM Telecom's application and enrollment process.

In responding to the Bureau's questions to IM Telecom from its May 18, 2026 email, IM Telecom explained that, when a consumer with a National Verifier ID seeks Lifeline service from IM Telecom, the consumer provides and IM Telecom collects the following PII: name, address, date of birth, Social Security Number (SSN) (last 4 digits), contact number, email address, and National Verifier ID.[46] Similarly, the June 3, 2026 Email reiterated that IM Telecom obtains subscriber PII directly from consumers. For in-person enrollments, PII is provided by the applicant to the enrollment representative and then transmitted to the NLAD. For online enrollments, the PII is submitted by the applicant online to the National Verifier and to IM Telecom's online enrollment platform, which then enrolls the applicant in the NLAD.[47]

---

[45] Letter, at 2.

[46] June 1, 2026 Email.

[47] June 3, 2026 Email.

The process described clearly demonstrates that IM Telecom was not misappropriating subscriber PII, but instead properly receiving it from willing applicants. Based on this, IM Telecom did not violate any Lifeline rules, and the Letter's allegation was erroneous. This false allegation therefore provides another basis upon which the Letter must be cancelled.

B. IM Telecom Did Not Misuse Any USAC Systems to Improperly Enroll Lifeline Subscribers

The Letter alleges that IM Telecom or its agents apparently misused USAC's systems to improperly enroll subscribers.[48] In a footnote attached to that allegation, the Letter claims that about one third of 39,644 allegedly "suspicious" enrollments covered by a recent Commission inquiry lacked a required enrollment representative RAD ID number.[49]

However, RAD IDs are not required when Lifeline applicants use the National Verifier consumer portal themselves, which is what occurred here, as explained in the June 1, 2026 Email. RAD IDs are linked to agents, so when applicants engage with the consumer portal on their own and no agent assists with this process, there is no RAD ID to be provided and collected, and thus no Lifeline rule was violated here.

The Letter otherwise fails to explain how or why the Bureau believes IM Telecom or its agents misused USAC systems to improperly enroll subscribers. In response to the Bureau's inquiry regarding the allegedly "suspicious" enrollments referenced in the Letter, IM Telecom explained that it has no visibility into Lifeline application "spikes" that USAC or the Bureau identified nor any ability to track how a Lifeline customer's application reached the National Verifier for approval, and has never used scripts, bots, or subscriber lists to submit applicant data

---

[48] Letter, at 2.

[49] Letter, at 2, fn. 4.

to USAC systems.[50] Additionally, the Letter does not identify specific individuals who were enrolled with IM Telecom and whose enrollments the Bureau deems "suspicious." As a result, as it did in its June 1, 2026 Email, the Company offers here a general explanation of how it collects and uses PII to enroll customers in its Lifeline service, which shows both that it had, and could have, no visibility into the circumstances that the Bureau describes as "suspicious" ***and*** that its practices are entirely appropriate.[51]

When an application is submitted through the National Verifier consumer portal or through another carrier's API, the National Verifier checks the customer's eligibility and, if the National Verifier finds the customer to be eligible, issues a National Verifier ID number to the consumer. IM Telecom has no visibility into this process. When a consumer that has a National Verifier ID number asks to enroll in IM Telecom's Lifeline service, the Company collects the PII described above and provides it to the NLAD to enroll the subscriber. It is IM Telecom's understanding that the NLAD cross-checks the PII that IM Telecom provides to the NLAD for enrollment (which IM Telecom collected from the consumer) against the PII provided by the consumer to the National Verifier but, again, IM Telecom has no visibility into that process.

Furthermore, as demonstrated by the June 1, 2026 and June 3, 2026 Emails, IM Telecom fully cooperated with the Bureau's questions regarding the allegedly suspicious Lifeline application spikes and enrollments, including identifying any relevant agents, retailers, and distributors.[52] These actions confirm that the Company was attempting to aid the Bureau in

---

[50] June 1, 2026 Email.

[51] *See also infra* Section VI (discussing how the Letter violated IM Telecom's due process rights by failing to provide adequate notice of IM Telecom's alleged wrongdoings or any meaningful opportunity to respond).

[52] *See* June 1, 2026 Email; June 3, 2026 Email.

addressing its concerns and was not seeking to conceal any involvement with suspicious application spikes or enrollments.

Because the Bureau had no factual basis to conclude that IM Telecom misappropriated subscriber PII or improperly enrolled customers in Lifeline, the Commission must now cancel the Letter.

VI. THE BUREAU SHOULD NOT HAVE TERMINATED IM TELECOM'S ACCESS TO THE NLAD BECAUSE FOR EACH "APPARENT MATERIAL VIOLATION" THE BUREAU FAILED TO SATISFY FUNDAMENTAL DUE PROCESS REQUIREMENTS

The Letter also must be cancelled because the Bureau failed to meet its due process obligations. "Procedural due process requires fair notice that conduct is prohibited and, prior to a deprivation, meaningful notice and opportunity to be heard."[53] Here, the Bureau provided neither.

With regard to notice, the Letter does not clearly identify how the Bureau believes that IM Telecom failed to obtain required subscriber consent, failed to track usage consistent with the rules, improperly transferred corporate control, misappropriated PII, or misused USAC systems to enroll subscribers,[54] leaving IM Telecom "to guess among several possible bases for adverse government action" (as it has necessarily done in this pleading).[55] Significantly, the Letter does not identify specific subscribers with inadequate consents or explain why any specific consents were inadequate. Further, the Letter does not show how IM Telecom's Lifeline Advantage Plan

---

[53] *Blanca Tel. Co. v. FCC*, 991 F.3d 1097, 1116 (10th Cir. 2021).

[54] *See* Letter, at 1-2.

[55] *See Reeve Aleutian Airways, Inc. v. United States*, 982 F.2d 594, 599 (D.C. Cir. 1993) ("[W]hen a notice requires its target to guess among several possible bases for adverse government action, it has not served those fundamental purposes."); *Parker v. Dist. of Columbia*, 293 F. Supp. 3d 194, 207 (D.D.C. 2018) (the "[n]otice must also provide interested parties with some sense of the factual basis for the action").

was both subject to and non-compliant with the non-usage rule. The Letter also does not state when any alleged transfer of control took place, nor does it explain why it believes Excess Telecom exercised control over IM Telecom despite Excess Telecom only retaining a 49% minority interest in IM Telecom. Moreover, the Letter fails to identify which subscribers IM Telecom apparently misappropriated PII from and to explain why the Bureau believes this PII was misappropriated. Finally, the Letter fails to specify how IM Telecom improperly enrolled the relevant subscribers and why it believes the 39,644 enrollments identified in its Letter are suspicious.

As the above discussion shows (and as explained in great depth in correspondence with the Bureau and LOI responses), IM Telecom designed its plans and policies to conform to the Commission's Lifeline rules and orders and USAC requirements. Specifically, it established an enrollment process that requires customers to provide the necessary affirmative consents; applies the non-usage de-enrollment requirements to all plans that do not assess and collect a monthly fee; avoided transferring control of the Company without Bureau approval; and only collects customer PII appropriately for purposes of Lifeline enrollment. Neither the Letter nor any authority cited in it would "'give a person of ordinary intelligence fair notice'" that certain of IM Telecom's conduct was prohibited.[56]

The Letter also denied IM Telecom fundamental due process by revoking the Company's critical access to the NLAD, and thus the ability to enroll Lifeline customers, without first giving the Company a meaningful opportunity to respond. "The fundamental requisite of due process

[56] *Blanca Tel. Co. v. FCC*, 991 F.3d 1097, 1116 (10th Cir. 2021) (quoting *United States v. Richter*, 796 F.3d 1173, 1188 (10th Cir. 2015)).

of law is the opportunity to be heard."[57] The opportunity to be heard must be provided "at a meaningful time and in a meaningful manner," before the sanction is imposed.[58] Because notice of the Bureau's allegations and NLAD termination both came in the Bureau's Letter, IM Telecom never had the opportunity to respond to the Bureau's claims, to be heard on its defenses, and to have the Bureau address those defenses and reach official conclusions.

Because the Bureau issued the Letter without affording IM Telecom fundamental due process, the Commission must cancel the Letter.

VII. THE BUREAU'S ACTIONS IN THE LETTER EXCEEDED THE BUREAU'S DELEGATED AUTHORITY AND THUS THE TERMINATION OF IM TELECOM'S ACCESS TO THE NLAD CANNOT STAND

The Commission also must cancel the Letter because the Bureau lacked delegated authority to issue it. At the outset, no Commission rule or order states that the Bureau has delegated authority to peremptorily terminate an ETC's access to the NLAD based on any findings or conclusions; the Letter cites no such rule or order, and none exists. Generally, the Bureau's authority in "rulemaking and adjudicatory matters" is limited to "[d]evelop[ing] and recommend[ing] policy goals, objectives, programs, and plans;"[59] the Bureau specifically *lacks* delegated authority to adopt or modify rules (except for incumbent local exchange carrier accounting rules),[60] or to pursue investigatory proceedings or impose substantial forfeitures.[61] Rather, investigatory and enforcement responsibilities were specifically delegated to EB when

---

[57] *Goldberg v. Kelly*, 397 U.S. 254, 267 (1970) (quoting *Grannis v. Ordean*, 234 U.S. 385, 394 (1914)).

[58] *Blanca Tel. Co. v. FCC*, 991 F.3d 1097, 1116 (10th Cir. 2021) (quoting *Fuentes v. Shevin*, 407 U.S. 67, 80 (1972)).

[59] 47 C.F.R. § 0.91(a).

[60] 47 C.F.R. §§ 0.91(m); 0.291(e); *see also id.* § 0.91(e).

[61] 47 C.F.R. § 0.291(c), (e).

EB was created in 1999.[62] The Commission further explained that "[w]ith the creation of the Enforcement Bureau, the traditional enforcement functions and personnel from the former enforcement divisions of the Wireless Telecommunications Bureau, Mass Media Bureau, and Common Carrier Bureau, as well as, the enforcement and field staff of the former Compliance and Information Bureau have been consolidated" in EB, thereby taking these functions from various other bureaus, including what is today the Wireline Competition Bureau, and giving them to EB.[63]

The Commission has also made several specific delegations of authority to the Bureau related to Lifeline administration and the NLAD in particular, but none of them provides the authority to take the action in the Letter. For example, the Commission has delegated authority to the Bureau to work with USAC to develop and approve Lifeline-related customer forms,[64] and update the Lifeline minimum service standards annually consistent with the Commission-set formula.[65] The Commission delegated broad authority to the Bureau regarding the "development, implementation, and performance management of the National Verifier," but

---

[62] *See Establishment of the Enforcement Bureau and the Consumer Information Bureau*, Order, FCC 99-172, para. 1 (1999) ("To promote a more efficient and effective organizational structure, the Commission has concluded that the proper dispatch of its business and the public interest will best be served by consolidating enforcement and consumer information functions into an Enforcement Bureau and a Consumer Information Bureau, respectively. . . .").

[63] *Section 257 Report to Congress Identifying and Eliminating Market Barriers for Entrepreneurs and Other Small Businesses*, Report, FCC 00-279, para. 148 (2000).

[64] *Lifeline and Link Up Reform and Modernization* et al., WC Docket No. 11-42 et al., Third Report and Order, Further Report and Order, and Order on Reconsideration, FCC 16-38, para. 429 (2016) (2016 Lifeline Order); 47 C.F.R. § 54.410(f)(3)(iii), (g).

[65] 47 C.F.R. § 54.408.

there is no comparably broad delegation related to the NLAD,[66] nor is there any indication that this program-management authority would extend to the Bureau's actions in the Letter.[67] For example, the Commission delegated authority to the Bureau to develop, modify, or eliminate NLAD-related forms as appropriate to implement the National Verifier,[68] and even to modify or clarify rules to resolve inconsistencies, but it clarified that "in no event shall such change create new or different policy" than that articulated in the Commission's order.[69]

The Commission has demonstrated that it knows how to delegate authority to terminate access to a USAC database when it wishes to do so. For example, it specifically delegated authority to suspend or terminate a Lifeline sales agent's access to the Representative Accountability Database (RAD) in response to specified misconduct.[70] The lack of any specific delegation of the authority to the Bureau to terminate NLAD access, as the Bureau purported to do in the Letter, is therefore all the more telling.[71]

---

[66] In adopting the National Verifier, the Commission delegated authority to the Bureau "to revise the rules regarding the NLAD" only to the extent "necessary to allow for the transition and implementation of the National Verifier." 2016 Lifeline Order, para. 149.

[67] 2016 Lifeline Order, para. 126.

[68] 2016 Lifeline Order, para. 150.

[69] 2016 Lifeline Order, para. 433.

[70] *Bridging the Digital Divide for Low-Income Consumers* et al., WC Docket No. 17-287 et al., Fifth Report and Order, Memorandum Opinion and Order and Order on Reconsideration, and Further Notice of Proposed Rulemaking, FCC 19-111, para. 86 (2019) (2019 Lifeline Order).

[71] The Commission's recent adoption of modified suspension and debarment rules further confirms that the Bureau does not currently have the delegated authority it purports to exercise in the Letter. In the suspension and debarment proceeding, the Commission adopted "additional, critical tools which will allow [it] to promptly and efficiently take action to exclude or otherwise limit bad actors' participation in [universal service] programs," beyond the Commission's current suspension and debarment rules that apply only following a conviction. *Modernizing Suspension and Debarment Rules*, GN Docket No. 19-309, Report and Order, Direct Final Rule, and Further Notice of Proposed Rulemaking, FCC 26-18, para. 1 (2026) (2026 Suspension and Debarment Order); 47 C.F.R. § 54.8.

VIII. CONCLUSION

For the reasons discussed in this Application, the Commission should cancel the Letter and restore the Company's access to the NLAD, including through the use of APIs.

Respectfully submitted,



John J. Heitmann
Joshua Guyan
Michael Nemcik
Nelson Mullins Riley & Scarborough LLP
901 15th Street, NW
Suite 1200
Washington, D.C., 20005
Telephone: (202) 689-2945
john.heitmann@nelsonmullins.com

Counsel for IM Telecom, LLC

August 25, 2026

EXHIBIT 1

Bureau's Letter

Federal Communications Commission
Washington, D.C. 20554

July 27, 2026

VIA E-MAIL

David Avila
Chief Executive Officer
IM Telecom LLC
davila@infinitimobile.com

John Heitmann, Esq.
Counsel for IM Telecom LLC
Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, NW, Suite 900
Washington, DC 20001
john.heitmann@nelsonmullins.com

Ryan Palmer, Esq.
Counsel for IM Telecom LLC
Verrill Dana, LLP
601 Pennsylvania Ave NW
Washington, DC 20004
rpalmer@verrill-law.com

RE: Termination of Access to the National Lifeline Accountability Database

Dear Messrs. Avila, Heitmann, and Palmer:

We are writing to inform you that IM Telecom LLC's (IM Telecom) access to the National Lifeline Accountability Database (NLAD) has been terminated. We have directed the Universal Service Administrative Company (USAC) to terminate the company's ability to enroll or transfer new subscribers and revoke NLAD access to IM Telecom's users, including any enrollment representatives and third-party agents. IM Telecom will no longer be able to access NLAD to perform any transactions, including for enrollment or transfers of subscribers to IM Telecom. We have also directed USAC to perform de-enrollments and other subscriber updates (e.g., address changes) for IM Telecom in NLAD. IM Telecom will coordinate with and provide USAC with de-enrollment information for NLAD within one business day of required de-enrollment of the subscriber consistent with section 54.404(b)(10) of the Commission's rules.

We take these actions based on apparent material violations of IM Telecom's compliance plan, Lifeline program rules, and terms and conditions of its signed user agreement with USAC to obtain access to USAC's systems, including the National Lifeline Eligibility Verifier (National Verifier) and NLAD. Through its actions, IM Telecom has apparently violated several Lifeline rules by failing to obtain affirmative consent from subscribers before enrolling or transferring them in NLAD,[1] failing to track

[1] *See* 47 CFR § 54.404(b)(9).

subscriber usage and de-enroll subscribers who have not used the Lifeline program supported service,[2] and transferring corporate control of IM Telecom to Excess Telecom as part of a sales agreement executed in January 2024 without an amendment to its compliance plan.[3] IM Telecom or its agents also apparently misappropriated subscriber personally identifiable information (PII) and misused USAC's systems to improperly enroll subscribers.[4] Under the Commission's rules, IM Telecom is responsible for the actions, including any misconduct or rule violations, of its marketing partners and enrollment representatives.[5]

IM Telecom's apparent rule violations require the Commission to take immediate preventative measures to mitigate the possibility of IM Telecom continuing to thwart Lifeline program rules, its improper use of Lifeline program systems, and the resulting negative impact these actions have on consumers.

We expect IM Telecom to fully comply with the Commission's rules, and this letter provides notice that, in the event IM Telecom does not comply with the Commission's rules, including facilitating number porting requirements,[6] we reserve the right to revoke IM Telecom's Lifeline compliance plan[7]

---

[2] *See* 47 CFR § 54.405(e)(3).

[3] The Commission's rules require that any ETC operating in the Lifeline program pursuant to an approved compliance plan must obtain approval from the Bureau prior to any material changes in ownership, which includes the membership interest purchase agreement of IM Telecom by Excess Telecom. *See Wireline Competition Bureau Reminds Eligible Telecommunications Carriers of Lifeline Compliance Plan Approval Requirements*, WC Docket Nos. 09-197, 11-42, Public Notice, 40 FCC Rcd 2527, 2528 (WCB 2025) (*2025 Lifeline Compliance Plan PN*); *see also* Membership Interest Purchase Agreement by IM Telecom, LLC, KonaTel, Inc., and Excess Telecom, Inc. (Jan. 22, 2024), https://www.sec.gov/ix?doc=/Archives/edgar/data/845819/000151597124000017/ktel8k011824.htm.

[4] IM Telecom submitted detailed information on its marketing partners and enrollment representatives responsible for 36,644 suspicious enrollments in response to an FCC inquiry. IM Telecom stated that two of its marketing partners, We Propel and DBL Sons, were responsible for enrolling 33,312 of these subscribers. *See* E-Mail from John Heitmann, Counsel to IM Telecom, to Eric Wu, Deputy Division Chief, WCB-TAPD, FCC (June 3, 2026) (providing Excel spreadsheet titled, "FCC Spreadsheet IM Subscriber List6.2.26_IMTelecom" with added columns "Agent Name," "Retailer," and "Agent Status"). Mr. Heitmann also indicated that the company had suspended its relationship with We Propel and terminated its relationship with DBL Sons. In addition, about one third of the 39,644 IM Telecom enrollments did not include the enrollment representative's RAD ID number as required by the Commission's rules. *See id.; see also* 47 CFR § 54.406(a)(1) (requiring the use of a unique identifier when (1) accessing NLAD; (2) accessing the National Verifier; (3) accessing any Lifeline eligibility database; and (4) completing any Lifeline certification or recertification form).

[5] *See* 47 U.S.C. § 217; *Lifeline and Link Up Reform and Modernization*, CC Docket No. 96-45, WC Docket Nos. 11-42, 03-109, 12-23, Report and Order and Further Notice of Proposed Rulemaking, 27 FCC Rcd 6656, 6708-09, para. 110 (2012) ("The Commission has consistently found that '[l]icensees and other Commission regulatees are responsible for the acts and omissions of their employees and independent contractors,' and has held the regulated party responsible for violations of the Commission's rules committed by agents.") (citation omitted); *Lifeline Program Lifeline Providers Are Liable if their Agents or Representatives Violate the FCC's Lifeline Program Rules*, Public Notice, 28 FCC Rcd 9022 (EB 2013).

[6] *See, e.g.*, 47 CFR §§ 54.404(b)(8), (10), 54.405(e), 54.416, 54.417, 54.422*; see also* 47 CFR Part 52, Subpart C (outlining the number portability requirements).

[7] *Lifeline and Link Up Reform and Modernization; Lifeline and Link Up; Federal-State Joint Board on Universal Service; Advancing Broadband Availability Through Digital Literacy Learning*, WC Docket Nos. 11-42, 03-109, 12-23, CC Docket No. 96-45, Report and Order and Further Notice of Proposed Rulemaking, 27 FCC Rcd 6656, 6813, paras. 368, 379 (2012) (forbearing from the "own-facilities" requirement of section 214(e)(1)(A) of the

and/or terminate the company's access to the Lifeline Claims System. We also remind IM Telecom that ETCs operating pursuant to a Lifeline compliance plan must not operate contrary to any material terms of their approved compliance plans and may not cease providing service without satisfying any applicable discontinuance or relinquishment requirements.[8] We further note that nothing in this notice affects any of IM Telecom's obligations or requirements arising under applicable state or local law.

Sincerely,

Joseph S. Calascione
Chief
Wireline Competition Bureau

Communications Act if the carrier complies with certain 911 and enhanced 911 requirements and files a compliance plan that the Bureau must approve, providing specific information on the carrier's service offerings and outlining the measures the carrier will implement to carry out rules and obligations of the program).

[8] *See, e.g.*, *2025 Lifeline Compliance Plan PN*, 40 FCC Rcd at 2528; *Wireline Competition Bureau Reminds Eligible Telecommunications Carriers of Lifeline Requirements*, WC Docket Nos. 09-197, 11-42, Public Notice, 39 FCC Rcd 5689, 5691 (WCB 2024); *Wireline Competition Bureau Reminds Carriers of Eligible Telecommunications Carrier Designation and Compliance Plan Approval Requirements for Receipt of Federal Lifeline Universal Service Support*, WC Docket Nos. 09-197, 11-42, Public Notice, 29 FCC Rcd 9144, 9145 (WCB 2014).